EXHIBIT 10.1

                              SEPARATION AGREEMENT

     This Separation Agreement (this "Agreement") by and between Snap-on Incorporated, a Delaware corporation (the "Company"), and Dale F. Elliott (the "Executive"), is entered into effective as of November [13], 2004 (the "Execution Date").

     WHEREAS, the Executive has been employed by the Company as its Chief Executive Officer and President and has served as Chairman ("Chairman") of the Company's Board of Directors (the "Board"); and

     WHEREAS, the Executive and the Company are parties to an Employment Agreement entered into as of April 27, 2001 (the "Employment Agreement"); and

     WHEREAS, the Executive and the Company have agreed that, as of the Execution Date, Executive shall cease to be employed by the Company and shall cease to serve as Chairman and as a member of the Board, and they wish to set forth their mutual agreement as to the terms and conditions thereof;

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1. Separation. Effective as of the Execution Date, the Executive shall cease to be employed by the Company and shall resign from his position as and cease to be Chairman and a member of the Board, and shall resign from and cease to hold all other positions the Executive held as of the Execution Date as an officer or member of the board of directors of any of the Company's subsidiaries or affiliates (the Company and all of its subsidiaries and affiliates are hereinafter referred to as the "Affiliated Entities"). The Executive hereby agrees to execute any and all documentation in connection with the foregoing upon request by the Company, but he shall be treated for all purposes as having ceased to be so employed and as having so resigned effective as of the Execution Date, regardless of when or whether he executes any such documentation.

     2. Employment Agreement. Effective as of the Execution Date, the Employment Agreement shall terminate and shall thereafter be of no force and effect except that Sections 8, 9, 10, and 1l(b) of the Employment Agreement (which are incorporated herein by reference) shall survive such termination and shall remain in full force and effect in accordance with their terms, it being understood that the Restricted Period (as defined in the Employment Agreement) applicable to the provisions of Section 8(b) of the Employment Agreement shall be one year following the Execution Date. Other than as expressly set forth in or contemplated by this Agreement and other than vested benefits accrued under employee benefit plans of the Company, the Executive shall not be entitled to receive any benefits, payment or other compensation from the Company or any of the Affiliated Entities in connection with his cessation of employment or his ceasing to serve as Chairman and as a member of the Board, including, without limitation, severance and benefits under the Employment Agreement or the Restated Senior Officer Agreement between the Company and the Executive.
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     3. Separation Benefits: Mutual Release.

     (a) Subject to the provisions of Section 8 of the Employment Agreement, and subject to Section 3(b) below, the Executive shall be entitled to receive from the Company the payments and benefits set forth in Section 5(a) of Employment Agreement.

     (b) If the Executive executes a Release, substantially in the form set forth in Appendix A hereto (the "Release"), and does not revoke the Release within the time provided therein for such revocation, then in consideration for the Release (i) the Company shall pay to the Executive, promptly following the end of the revocation period contemplated by the Release and in full satisfaction of the Company's obligations under Section 5(a)(ii) of the Employment Agreement, a lump sum cash payment equal to the amount determined pursuant to Section 5 (a)(ii) of the Employment Agreement, less the amount of any installment payments previously made to Executive pursuant to such Section and (ii) the Company shall also execute the Release.

     4. Nondisparagement.

     (a) The Executive shall not make, participate in the making of, or encourage any other person to make, any statements, written or oral, which criticize or disparage the goodwill or reputation of any of the Affiliated Entities or any of their respective past or present directors, officers, executives or employees.

     (b) The Company shall instruct its directors and officers and the directors and officers of its Affiliated Entities not to make, participate in the making of, or encourage any other person to make any statements which criticize or disparage the Executive's integrity or moral character.

     (c) Notwithstanding the foregoing, nothing in this Section 4 shall prohibit any person from making truthful statements when required by order of a court or other body having jurisdiction, or as otherwise may be required by law or legal process.

     5. Tax Withholding. Notwithstanding any other provision of this Agreement, the Company may withhold from any amounts payable under this Agreement, or any other benefits received pursuant hereto, any amounts required or authorized to be withheld under any applicable law or regulation including any Federal, state and/or local taxes.

     6.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, including by facsimile, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     7. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject hereof and supersedes all prior discussions, representations, arrangements and agreements with respect to the subject matter hereof.

     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without reference to principles of conflict of laws.

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     IN WITNESS  WHEREOF,  each of the  parties  hereto has duly  executed  this
Agreement as of the date first set forth above.

                                       Snap-on Incorporated


                                       By: /s/Bruce S. Chelberg
                                           -------------------------------
                                       Name: Bruce S. Chelberg
                                       Title: Chairman, Organization & Executive
                                       Compensation Committee

                                       /s/ Dale F. Elliott
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